Exhibit 10.2

Execution Version

SIXTH AMENDMENT TO THIRD

AMENDED AND RESTATED CREDIT AGREEMENT

This SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of April 14, 2015, by and among MRC ENERGY COMPANY, a Texas corporation (the “Borrower”), the LENDERS party hereto and ROYAL BANK OF CANADA, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Third Amended and Restated Credit Agreement, dated as of September 28, 2012 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects and the Administrative Agent and the Lenders have agreed to do so on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 4 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1 Amended Definitions. The following definitions in Section 1.1 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read as follows:

“Borrowing Base Equalization Date” means the Sixth Amendment Effective Date.

“Change of Control” means an event or series of events whereby any of the following occurs:

(a) the Parent controls, directly or indirectly, less than 100% on a fully diluted basis of the aggregate issued and outstanding voting stock (or comparable voting interests) of Borrower;

(b) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d 3 and 13d 5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of a majority or more of each class of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); provided, however, such “group” shall not consist of any existing “group” of shareholders (or the members thereof) that may be deemed to beneficially own more than a majority of any class of voting equity securities of the Parent pursuant to existing voting agreements or otherwise; or

(c) the occurrence of a “Change of Control” (or any other defined term having a similar purpose) as defined in any Indenture.

“Material Debt” means Debt under the Senior Notes (and any Permitted Refinancing thereof) and any other Debt (other than Advances and Letters of Credit), or obligations in respect of Commodity Hedging Agreements or Interest Rate Agreements, of Parent or any one or more of the Credit Parties in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Debt, the “principal amount” of the obligations of Parent or any Credit Party in respect of any Commodity Hedging Agreement or Interest Rate Agreement at any time shall be the Hedge Termination Value.

“Net Cash Proceeds” means the aggregate cash payments received by Parent or any Credit Party from any Disposition of property, the issuance of Equity Interests or the issuance of Debt (including the Senior Notes and any Permitted Refinancing thereof), as the case may be, net of all costs and expenses incurred in connection with any such sale or issuance, as the case may be, including, without limitation, legal, accounting and investment banking fees, underwriting discounts, sales commissions, and other third party charges, and net of property taxes, transfer taxes and all other taxes paid or payable by Parent or such Credit Party in respect of any such sale or issuance, and, in the case of a Disposition of property, net of all amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition (other than any Lien pursuant to a Collateral Document).

“Threshold Amount” means an amount equal to the greater of (a) $15,000,000 and (b) 5% of (i) the Conforming Borrowing Base at any time prior to the Borrowing Base Equalization Date and (ii) the Borrowing Base at any time on or after the Borrowing Base Equalization Date.

“Unrestricted Subsidiary” means any Subsidiary that at the time of the determination shall be designated an Unrestricted Subsidiary of Borrower in a manner provided below. Borrower may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries at the time of such designation or at any time thereafter (a) is a Material Domestic Subsidiary, (b) owns or operates Borrowing Base Properties or (c) is a guarantor or the primary obligor with respect to any indebtedness, liabilities or other obligations under any Senior Notes (or any Permitted Refinancing thereof).

1.2 Additional Definitions. The following definitions shall be and they hereby are added to Section 1.1 of the Credit Agreement in alphabetical order:

“Sixth Amendment Effective Date” means April 14, 2015.

“Indenture” means any indenture by and among Parent or any Credit Party, as issuer and/or a guarantor, and a trustee, pursuant to which any Senior Notes are issued, as the same may be amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement.

“Permitted Refinancing” means any (1) Debt of Parent or any Credit Party, and Debt constituting guarantees thereof by any Credit Party, incurred or issued in exchange for, or the Net Cash Proceeds of which are used to extend, refinance, renew, replace, repurchase, defease or refund, existing Senior Notes, in whole or in part, from time to time; provided that (a) the principal amount of such Permitted Refinancing (or if such Permitted Refinancing is issued at a discount, the initial issuance price of such Permitted Refinancing) does not exceed the principal amount of Debt permitted under Section 8.1(q), (b) such Permitted Refinancing does not provide for any scheduled repayment, mandatory redemption or payment of a sinking fund obligation prior to the date that is six (6) months after the Revolving Credit Maturity Date (except for any offer to redeem such Debt required as a result of asset sales or the occurrence of a “Change of Control” (or any other defined term having a similar purpose) under and as defined in the Indenture), (c) the covenant, default and remedy provisions of such Permitted Refinancing are not materially more onerous, taken as a whole, to the Borrower and its Subsidiaries than those imposed by such existing Senior Notes (as determined in good faith by the board of directors of the Parent or a committee thereof), (d) the mandatory prepayment, repurchase and redemption provisions of such Permitted Refinancing are not materially more onerous, taken as a whole, to the Borrower and its Subsidiaries than those imposed by such existing Senior Notes (as determined in good faith by the board of directors of the Parent or a committee thereof), (e) such Permitted Refinancing is unsecured, (f) no Subsidiary of any Credit Party is required to guarantee such Permitted Refinancing unless such Subsidiary is (or concurrently with any such guarantee becomes) a Guarantor hereunder, and (g) to the extent such Permitted Refinancing is or is intended to be expressly subordinate to the payment in full of all or any portion of the Indebtedness, the subordination provisions contained therein are either (x) on substantially the same terms or at least as favorable to the Lenders as the subordination provisions contained in such existing Senior Notes or (y) reasonably satisfactory to the Administrative Agent and (2) any Senior Notes registered with the Securities and Exchange Commission and issued in exchange for the initial Senior Notes issued by the Parent and any guarantees thereof by any Credit Party.

“Senior Notes” means any senior or senior subordinated notes issued by Parent or any Credit Party pursuant to and in accordance with the terms of the applicable Indenture; provided that (a) the terms of such Senior Notes do not provide for any scheduled repayment, mandatory redemption (including any required offer to redeem) or payment of a sinking fund obligation prior to the date that is six (6) months after the Revolving Credit Maturity Date (except for any offer to redeem such Senior Notes required as a result of asset sales or the occurrence of a “Change of Control” (or any other defined term having a similar purpose) under and as defined in the applicable Indenture), (b) such Senior Notes are unsecured and (c) no Subsidiary of any Credit Party is required to guarantee the Debt evidenced by such Senior Notes unless such Subsidiary is (or concurrently with any such guarantee becomes) a Guarantor hereunder.

“Senior Note Documents” means the Senior Notes, the Indenture and any documents or instruments executed in connection with any of them, in each case, as amended, restated, supplemented or otherwise modified from time to time to the extent not prohibited by this Agreement.

1.3 Prepayments. Section 2.10(c) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(c) Subject to clauses (e) and (f) below, no later than the second Business Day following receipt by (w) any Credit Party of Net Cash Proceeds from the issuance of any Equity Interests by any Credit Party in an amount in excess of $5,000,000 (other than Equity Interests issued (A) under any stock option or employee incentive plans or (B) to a Credit Party), (x) any Credit Party of Net Cash Proceeds of any Debt issuance in excess of $5,000,000 under Section 8.1(s), (y) any Credit Party of Net Cash Proceeds of any Senior Notes issuance (other than a Permitted Refinancing that extends, refinances, renews, replaces, repurchases, defeases or refunds outstanding Senior Notes) or (z) any Credit Party of Net Cash Proceeds from the Disposition of Borrowing Base Properties pursuant to Section 8.4(k), Borrower shall prepay the Revolving Credit by an amount equal to 100% of such Net Cash Proceeds, but with respect to clauses (w), (x) and (z), only to the extent that the Aggregate Credit Exposure exceeds, (1) at any time prior to the Borrowing Base Equalization Date, the Conforming Borrowing Base and (2) at any time from and after the Borrowing Base Equalization Date, the Revolving Credit Aggregate Commitment; provided that, for purposes of clause (z) and so long as such Disposition of Borrowing Base Properties did not result in an automatic reduction of the Borrowing Base and Conforming Borrowing Base, as applicable, pursuant to Section 8.4(k), Borrower shall not be required to prepay the Revolving Credit in accordance with clause (z) until the fair market value of all Borrowing Base Properties Disposed of (whether pursuant to a Disposition of Equity Interests of any Restricted Subsidiary owning Borrowing Base Properties or otherwise) since the most recent scheduled redetermination of the Borrowing Base is greater than or equal to $5,000,000 in the aggregate.

1.4 Borrowing Base. Section 4.1 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

4.1 Borrowing Base. The term “Conforming Borrowing Base” means, as of the date of determination thereof prior to the Borrowing Base Equalization Date, the designated loan value as calculated by Lenders in their sole discretion assigned to the discounted present value of future net income accruing to the Borrowing Base Properties, based upon Lenders’ in-house evaluation of Borrowing Base Properties. Before the Borrowing Base Equalization Date the term “Borrowing Base” has the meaning set forth below, and will be determined in relation to the Conforming Borrowing Base. On and after the Borrowing Base Equalization Date, the term “Borrowing Base” means, as of the date of determination thereof, the designated loan value as calculated by Lenders in their sole discretion assigned to the discounted present value of future net income accruing to the Borrowing Base Properties, based upon Lenders’ in-house evaluation of Borrowing Base Properties. The Lenders’ determination of the Conforming Borrowing Base and Borrowing Base will be made in accordance with then-current practices, economic and pricing parameters, methodology, assumptions, and customary procedures and standards established by each Lender from time to time for its petroleum industry customers including without limitation (a) an analysis of such reserves and production data with respect to the Hydrocarbon Interests of the Credit Parties in all of their Oil and Gas Properties, including the Mortgaged Properties, as is provided to Lenders in accordance herewith, (b) an analysis of the assets, liabilities, cash flow, business, properties, prospects, management and ownership of each Credit Party, and (c) such other credit factors as each Lender customarily considers in evaluating similar oil and gas credits. Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (collateral value in excess of loan amount) which Borrower acknowledges to be essential for the adequate protection of Lenders. As of the Sixth Amendment Effective Date, the Borrowing Base and the Conforming Borrowing Base shall be $375,000,000. Prior to the Borrowing Base Equalization Date, any increase in the Conforming Borrowing Base as a result of the most recent redetermination thereof shall result in an equal increase in the Borrowing Base. On and after the Borrowing Base Equalization Date, the Borrowing Base shall equal the Conforming Borrowing Base then in effect and all references to Conforming Borrowing Base and Borrowing Base shall mean the Borrowing Base then in effect.

1.5 Non-contravention. Section 6.8(b) of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

(b) The execution, delivery and performance of this Agreement and the other Loan Documents (including each Request for Revolving Credit Advance) to which the Parent and each Credit Party is a party are not in contravention of the terms of any material Contractual Obligation, indenture, agreement or other instrument evidencing Material Debt or any other undertaking to which the Parent or such Credit Party is a party or by which it or its properties are bound where, in the case of any of the foregoing, such violation could reasonably be expected to have a Material Adverse Effect.

1.6 Section 7.2(c). Section 7.2(c) shall be and it hereby is amended and restated in its entirety to read as follows:

(c) Promptly after the furnishing or receipt thereof, copies of any material statement, report or notice furnished to or received from any Person pursuant to the terms of any indenture, loan or credit or other similar agreement evidencing Material Debt, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this section (including a copy of any notice of default received from any holder or holders of any Senior Notes or any trustee or agent on its or their behalf, to the extent such notice has not otherwise been delivered to the Administrative Agent hereunder);

1.7 Section 7.2(f). Section 7.2 of the Credit Agreement shall be and it hereby is further amended by re-lettering clause (f) as a new clause (g) and inserting the following in its entirety as clause (f):

(f) Issuance of Senior Notes. In the event the Parent or any Credit Party intends to issue Senior Notes (other than the initial Senior Notes issued or to be issued by the Parent or any Senior Notes in exchange therefor) or refinance any existing Senior Notes with the proceeds of any Permitted Refinancing, prior written notice of the intended offering of such Senior Notes or such Permitted Refinancing, the estimated amount thereof, and the anticipated date of closing, and upon the written request of the Administrative Agent, copies of the preliminary offering memorandum (if any) and the final offering memorandum (if any) relating to such Senior Notes or Permitted Refinancing, as the case may be.

1.8 Limitation on Debt. Section 8.1 of the Credit Agreement shall be and it hereby is amended by amending and restating clause (c) to read as set forth below and re-lettering clauses (q) and (r) as clauses (r) and (s), respectively, and inserting the following in its entirety as clause (q):

(c) Debt of any Credit Party to finance the acquisition, construction or improvement of any fixed or capital assets, including Capitalized Leases, provided that the aggregate principal amount of Debt permitted by this Section 8.1(c) at any time outstanding shall not exceed the greater of (i) $15,000,000 and (ii) 5% of the Borrowing Base, and any renewals, extensions or refinancings of such Debt;

(q) unsecured Debt under the Senior Notes (and any Permitted Refinancing thereof), including any Debt constituting guarantees thereof by any Credit Party; in an aggregate principal amount not to exceed $400,000,000.00 at any time outstanding; provided that (i) at the time of and immediately after giving effect to each issuance of Senior Notes (and any Permitted Refinancing thereof), no Default shall have occurred and be continuing and (ii) in connection with the issuance of Senior Notes, the Borrower shall prepay the Loans and/or deposit cash collateral to the extent required pursuant to Section 2.10(c);

1.9 Limitations on Other Restrictions. Section 8.8 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

8.8 Limitations on Other Restrictions. Enter into any agreement, document or instrument which would (a) restrict the ability of any Restricted Subsidiary of Borrower to pay or make dividends or distributions in cash or kind to Borrower or any other Restricted Subsidiary, to make loans, advances or other payments of whatever nature to any Credit Party, or to make transfers or distributions of all or any part of its assets to any Credit Party; or (b) restrict or prevent any Credit Party from granting Administrative Agent on behalf of Lenders Liens upon, security interests in and pledges of their respective assets, provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (i) this Agreement or the other Loan Documents or the Senior Note Documents (or any documents evidencing or relating to any Permitted Refinancing thereof), (ii) any agreements governing any Debt permitted by Section 8.1(c) and any other purchase money Debt or Capitalized Leases otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed by or the subject of such Debt and the proceeds and products thereof and all accessions and attachments thereto), (iii) customary restrictions that arise in connection with any Disposition permitted by Section 8.4 and applicable solely to the assets subject to such Disposition, (iv) customary provisions in joint venture agreements and similar agreements that restrict transfer of assets of, or Equity Interests in, joint ventures, (v) prohibitions and limitations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such prohibitions and limitations were not created in contemplation of such Person becoming a Restricted Subsidiary and apply only to such Restricted Subsidiary, (vi) restrictions with respect to Oil and Gas Properties that are not Borrowing Base Properties and are not included in the most recent Reserve Report delivered pursuant to Section 4.3, (vii) customary provisions contained in agreements that restrict assignment of such agreement entered into in the ordinary course of business, (viii) customary provisions in leases, subleases, licenses, sublicenses and similar contracts that restrict the transfer thereof or the transfer of the assets subject thereto by the lessee, sublessee, licensee or sublicensee, and (ix) prohibitions and limitations arising by operation of law.

1.10 Senior Notes Restrictions. The following shall be and it hereby is added in numerical order as Section 8.13 of the Credit Agreement:

8.13 Senior Notes Restrictions.

(a) Except for regularly scheduled payments of interest required under the Senior Notes, directly or indirectly, optionally or voluntarily retire, redeem, defease, repurchase or prepay prior to the scheduled due date thereof any part of the principal of, or interest on, the Senior Notes (or any Permitted Refinancing thereof); provided that so long as no Default or Borrowing Base Deficiency has occurred and is continuing or would be caused thereby, the Credit Parties may retire, redeem, defease, repurchase or prepay the Senior Notes, in whole or in part, with the proceeds of any Permitted Refinancing permitted pursuant to Section 8.1(q) and/or with the Net Cash Proceeds of any issuance of Equity Interests by the Parent or any of its Subsidiaries.

(b) Enter into or permit any modification or amendment of the Senior Note Documents the effect of which is to (a) increase the maximum principal amount of the Senior Notes or the rate of interest on any of the Senior Notes (other than as a result of the imposition of a default rate of interest in accordance with the terms of the Senior Note Documents), (b) change or add any event of default or any covenant with respect to the Senior Note Documents if the effect of such change or addition is to cause any one or more of the Senior Note Documents to be materially more restrictive on any Credit Party or any of its Restricted Subsidiaries than such Senior Note Documents were prior to such change or addition, (c) shorten the dates upon which payments of principal or interest on the Senior Notes are due, (d) change any redemption or prepayment provisions of the Senior Notes, (e) alter the subordination provisions, if any, with respect to any of the Senior Note Documents, (f) grant any Liens in any assets of any Credit Party or any of its Subsidiaries, or (g) permit any Subsidiary of any Credit Party to guarantee the Senior Notes unless such Subsidiary is (or concurrently with any such guarantee becomes) a Guarantor hereunder.

1.11 Participations. The phrase “as an agent of Borrower” in the last paragraph of Section 13.7(d) of the Credit Agreement shall be and hereby is amended to read “as a non-fiduciary agent of Borrower”.

1.12 Schedule 1.1. Schedule 1.1 to the Credit Agreement shall be and it hereby is amended and restated in its entirety and replaced with Schedule 1.1 attached hereto

1.13 Schedule 1.2. Schedule 1.2 to the Credit Agreement shall be and it hereby is amended and restated in its entirety and replaced with Schedule 1.2 attached hereto.

SECTION 2. Redetermined Borrowing Base. This Amendment shall constitute notice of (a) the occurrence of the Borrowing Base Equalization Date and the resulting redetermination of the

Borrowing Base pursuant to Section 4.1 of the Credit Agreement and (b) a redetermination of the Borrowing Base pursuant to Section 4.2 of the Credit Agreement, and the Administrative Agent, the Lenders and the Borrower hereby acknowledge that effective as of the Sixth Amendment Effective Date, the Borrowing Base and the Conforming Borrowing Base shall be $375,000,000. From and after the Sixth Amendment Effective Date the Conforming Borrowing Base and Borrowing Base shall be the same. Such redetermined Borrowing Base shall remain in effect until the date the Borrowing Base is otherwise adjusted pursuant to the terms of the Credit Agreement. The Administrative Agent, the Lenders and the Borrower hereby agree that the redetermination of the Borrowing Base contained in this Section 2 shall constitute the Determination Date to occur on or about May 1, 2015.

SECTION 3. Reallocation of Revolving Credit Commitment Amounts. The Lenders have agreed among themselves to reallocate their respective Revolving Credit Commitment Amounts. Each of the Administrative Agent and the Borrower hereby consent to the reallocation of the Revolving Credit Commitment Amounts. On the date this Amendment becomes effective and after giving effect to such reallocation and assignment and decrease of the Revolving Credit Aggregate Commitment, the Revolving Credit Commitment Amount of each Lender shall be as set forth on Schedule 1.2 of this Amendment. Each Lender hereby consents to the Revolving Credit Commitment Amount set forth on Schedule 1.2 of this Amendment. The reallocation of the Revolving Credit Commitment Amounts among the Lenders, shall be deemed to have been consummated pursuant to the terms of the Assignment and Assumption attached as Exhibit D to the Credit Agreement as if the Lenders, had executed an Assignment and Assumption with respect to such reallocation. The Administrative Agent hereby waives the $3,500 processing and recordation fee set forth in Section 13.7(b)(iv) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 3. To the extent requested by any Lender, and in accordance with Section 11.1 of the Credit Agreement, the Borrower shall pay to such Lender, within the time period prescribed by Section 11.1 of the Credit Agreement, any amounts required to be paid by the Borrower under Section 11.1 of the Credit Agreement in the event the payment of any principal of any Eurodollar-based Advance or the conversion of any Eurodollar-based Advance other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 3.

SECTION 4. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment and the redetermination of the Borrowing Base contained in Section 2 of this Amendment and the reallocation of the Revolving Credit Commitment Amounts contained in Section 3 shall be effective concurrently with the closing of the contemplated Senior Notes (as defined in Section 1.2 above) offering and upon the satisfaction of each of the conditions set forth in this Section 4.

4.1 Execution and Delivery. The Administrative Agent shall have received a duly executed counterpart of (a) this Amendment signed by the Borrower and the Lenders, (b) the Consent and Reaffirmation attached hereto signed by each Guarantor, (c) that certain Guaranty Supplement No. 2 to the Second Amended, Restated and Consolidated Unconditional Guaranty, and (d) that certain Pledge and Security Agreement Joinder and Supplement No. 2, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

4.2 No Default. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

4.3 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent (it being understood that “documents” as used in this Section 4 does not include the Senior Note Documents; however, such Senior Note Documents are subject to the conditions and restrictions as set forth in the Credit Agreement after giving effect to this Amendment).

SECTION 5. Certain Post-Closing Covenants.

5.1 Initial Senior Notes. Promptly after the issuance of the initial Senior Notes of the Parent, but in any event no later than the Sixth Amendment Effective Date with respect to such Senior Notes, the Administrative Agent shall have received (i) copies of the material Senior Note Documents, certified by a Responsible Officer of the Borrower to be correct and complete copies of such Senior Note Documents and (ii) evidence reasonably satisfactory to it that Parent has issued Senior Notes on the Sixth Amendment Effective Date in an aggregate principal amount of at least $300,000,000.

5.2 Mortgages. Within thirty (30) days after the Sixth Amendment Effective Date, the Credit Parties shall have executed and delivered to the Administrative Agent Mortgages and title information, in each case, reasonably satisfactory to the Administrative Agent with respect to the Oil and Gas Properties of the Credit Parties, or the portion thereof, as required by Sections 7.16 and 7.17 of the Credit Agreement.

SECTION 6. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:

6.1 Reaffirmation of Representations and Warranties. After giving effect to the amendments herein, each representation and warranty of the Borrower, the Parent and each other Credit Party contained in the Credit Agreement and in each of the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof (without duplication of any materiality qualifier contained therein), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specified earlier date.

6.2 Corporate Authority; No Conflicts. The execution, delivery and performance by the Borrower of this Amendment and all documents, instruments and agreements contemplated herein are within the Borrower’s corporate powers, have been duly authorized by necessary corporate action by the Borrower, require no action by or in respect of, or filing with, any court or agency of government (except for the recording and filing of Collateral Documents and financing statements) and (a) do not violate in any material respect any Requirement of Law, (b) are not in contravention of the terms of any material Contractual Obligation, indenture, agreement or undertaking to which the Borrower is a party or by which it or its properties are bound where such violation could reasonably be expected to have a Material Adverse Effect, and (c) do not result in the creation or imposition of any Lien upon any of the assets of the Borrower except for Liens permitted by Section 8.2 of the Credit Agreement and otherwise as permitted in the Credit Agreement.

6.3 Enforceability. This Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

6.4 No Default. After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 7. Miscellaneous.

7.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by the Borrower. The Borrower hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of the Borrower, the Parent or any other Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof, except as amended and modified hereby.

7.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.3 Further Assurances. The Borrower covenants and agrees from time to time, as and when reasonably requested by the Administrative Agent or the Lenders, to execute and deliver or cause to be executed or delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Administrative Agent or the Lenders may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

7.4 Legal Expenses. The Borrower hereby agrees to pay all reasonable and documented out-of-pocket fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

7.5 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

7.6 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.7 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

7.8 Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

7.9 Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.10 Reference to and Effect on the Loan Documents.

(a) This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the Credit Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

MRC ENERGY COMPANY, as Borrower

By:	/s/ David E. Lancaster
Name:	David E. Lancaster
Title:	Executive Vice President

SIGNATURE PAGE

ROYAL BANK OF CANADA,
as Administrative Agent

By:	/s/ Rodica Dutka
Name:	Rodica Dutka
Title:	Manager, Agency

ROYAL BANK OF CANADA,
as a Lender and as an Issuing Lender

By:	/s/ Caleb Allen
Name:	Caleb Allen
Title:	Authorized Signatory

SIGNATURE PAGE

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Raza Jafferi
Name:	Raza Jafferi
Title:	Vice President

SIGNATURE PAGE

COMERICA BANK,
as a Lender and as an Issuing Lender

By:	/s/ Brandon M. White
Name:	Brandon M. White
Title:	Vice President

SIGNATURE PAGE

SUNTRUST BANK,
as a Lender

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Managing Director

SIGNATURE PAGE

THE BANK OF NOVA SCOTIA,
as a Lender

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

SIGNATURE PAGE

BMO Harris Financing, Inc.,
as a Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

SIGNATURE PAGE

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Tom K. Martin
Name:	Tom K. Martin
Title:	Director

SIGNATURE PAGE

IBERIABANK,
as a Lender

By:	/s/ W. Bryan Chapman
Name:	W. Bryan Chapman
Title:	Executive Vice President

SIGNATURE PAGE

Schedule 1.1

Applicable Margin Grid

Revolving Credit Facility

(basis points per annum)

Basis for Pricing	Level I	Level II	Level III	Level IV	Level V
Borrowing Base Utilization*	< 25%	≥ 25% but < 50%	≥ 50% but < 75%	≥ 75% but < 90%	≥ 90% but < 100%
Revolving Credit Eurodollar Margin	150	175	200	225	250
Revolving Credit Base Rate Margin	50	75	100	125	150
Commitment Fees	37.5	37.5	50	50	50
Letter of Credit Fees (exclusive of fronting fees)	150	175	200	225	250

*	Definitions as set forth in the Credit Agreement.

SCHEDULE 1.1

Schedule 1.2

Percentages and Allocations

Revolving Credit

LENDERS	REVOLVING CREDIT ALLOCATIONS	REVOLVING CREDIT PERCENTAGE
Royal Bank of Canada	$64,285,714.29	17.142857143%
Comerica Bank	$51,623,376.62	13.766233766%
Bank of America, N.A.	$51,623,376.62	13.766233766%
The Bank of Nova Scotia	$51,623,376.62	13.766233766%
Suntrust Bank	$51,623,376.62	13.766233766%
BMO Harris Financing, Inc.	$51,623,376.62	13.766233766%
Wells Fargo Bank, N.A.	$34,090,909.09	9.090909091%
IBERIABANK	$18,506,493.51	4.935064935%

TOTALS	$375,000,000.00	100.000000000%

SCHEDULE 1.2

CONSENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Sixth Amendment to Third Amended and Restated Credit Agreement (the “Sixth Amendment”); (ii) consents to the Borrower’s execution and delivery thereof; (iii) consents to the terms of the Sixth Amendment; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Indebtedness pursuant to the terms of the Guaranty or the Liens granted by it pursuant to the terms of the other Loan Documents to which it is a party securing payment and performance of the Indebtedness, (v) reaffirms that the Guaranty and the other Loan Documents to which it is a party and such Liens are and shall continue to remain in full force and effect and are hereby ratified and confirmed in all respects and (vi) represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof, (x) all of the representations and warranties made by it in each of the Loan Documents to which it is a party are true and correct in all material respects (without duplication of any materiality qualifier contained therein), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specified earlier date, and (y) after giving effect to the Sixth Amendment, no Default or Event of Default has occurred and is continuing. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that neither the Administrative Agent nor any of the Lenders have any obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments or waivers for the Guaranty and other Loan Documents to which it is a party to remain in full force and effect, and nothing herein shall create such duty or obligation.

[SIGNATURE PAGES FOLLOW]

CONSENT AND REAFFIRMATION

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation on and as of the date of the Sixth Amendment.

GUARANTORS:

MRC PERMIAN COMPANY

By:
Name:	David E. Lancaster
Title:	Executive Vice President

MRC ROCKIES COMPANY

By:
Name:	David E. Lancaster
Title:	Executive Vice President

MATADOR PRODUCTION COMPANY

By:
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD GATHERING AND DISPOSAL SYSTEMS GP, INC.

By:
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD GATHERING AND DISPOSAL SYSTEMS, LP

By:	Longwood Gathering and Disposal Systems GP, Inc., its General Partner

By:
Name:	David E. Lancaster
Title:	Executive Vice President

CONSENT AND REAFFIRMATION SIGNATURE PAGE

MATADOR RESOURCES COMPANY

By:
Name:	David E. Lancaster
Title:	Executive Vice President

DELAWARE WATER MANAGEMENT COMPANY, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD MIDSTREAM DELAWARE, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD MIDSTREAM SOUTHEAST, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

LONGWOOD MIDSTREAM SOUTH TEXAS, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

MRC ENERGY SOUTHEAST COMPANY, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

CONSENT AND REAFFIRMATION SIGNATURE PAGE

MRC ENERGY SOUTH TEXAS COMPANY, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

SOUTHEAST WATER MANAGEMENT COMPANY, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

MRC DELAWARE RESOURCES, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

DLK WOLF MIDSTREAM, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

DLK BLACK RIVER MIDSTREAM, LLC

By:
Name:	David E. Lancaster
Title:	Executive Vice President

CONSENT AND REAFFIRMATION SIGNATURE PAGE